Exhibit 10.1

UNSECURED CONVERTIBLE LOAN AGREEMENT

Dated as of September 18, 2018

by and among

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.,

a company organized and existing under the laws of Italy

Strada Statale 67, Frazione Granatieri,

Scandicci (Florence), Italy

as a Lender

And

TITAN PHARMACEUTICALS, INC.,

a Delaware corporation

400 Oyster Point Blvd., Suite 505

South San Francisco, CA 94080

as Borrower

Loan Amount: EUR 550,000

UNSECURED CONVERTIBLE LOAN AGREEMENT, dated as of September 18, 2018, between L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A., a company organized and existing under the laws of Italy, as lender (“Molteni” or “Lender”) and Titan Pharmaceuticals, Inc., a Delaware corporation, as borrower (“Borrower”).

AGREEMENT

1. Definitions and Construction.

1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this Unsecured Convertible Loan Agreement between Borrower and Lender dated as of the date on the cover page hereto (as it may from time to time be amended, modified or supplemented in a writing signed by Borrower and Lender).

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Asset Purchase, Supply and Support Agreement” means that certain Asset Purchase, Supply and Support Agreement by and among Borrower and Molteni dated as of March 21, 2018 (as from time to time amended in accordance with its terms).

“Attribution Parties” has the meaning given such term in Section 2.5 of this Agreement.

“Borrower” has the meaning given such term in the preamble to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in New York.

“Claim” has the meaning given such term in Section 9.2 of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Conversion Shares” has the meaning given such term in Section 2.5 of this Agreement.

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“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Disclosure Schedule” means Exhibit A attached hereto.

“Effective Date” means the date on which all conditions precedent set forth in Section 3 have been satisfied (or waived in accordance with the terms hereof).

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given such term in Section 6.10 of this Agreement.

“Event of Default” has the meaning given such term in Section 7 of this Agreement.

“Excluded Property” has the meaning set forth in the Secured Loan Agreement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Internal Revenue Code and any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

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“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

“Indemnified Person” has the meaning given such term in Section 9.2 of this Agreement.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Uniform Commercial Code as in effect in the State of New York).

“Internal Revenue Code” has the meaning given such term in Section 4.17 of this Agreement.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any similar interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Lender” has the meaning given such term in the preamble to this Agreement.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred by Lender solely in connection with enforcing or defending the Loan Documents (including reasonable fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all reasonable fees and costs incurred by Lender in connection with Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any Subsidiary or their respective Property.

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“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means the advance of credit in the amount of EUR 550,000 on the Effective Date by Lender to Borrower under this Agreement.

“Loan Documents” means, collectively, this Agreement, the Note and all other documents, instruments and agreements entered into in connection with this Agreement, as each may be amended, restated or otherwise modified from time to time.

“Loan Rate” means the per annum rate of interest equal to 9.50% plus the amount by which the one month LIBOR Rate (rounded to the nearest one hundredth percent), as reported in the Wall Street Journal exceeds 1.10%. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 9.50%.

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), business, or operations of Borrower or (b) the ability of Borrower to perform its Obligations under the Loan Documents.

“Maturity Date” means December 31, 2019, or if earlier, the date of acceleration of such Loan following an Event of Default, whichever is applicable.

“Molteni” has the meaning given such term in the preamble to this Agreement.

“Note” means the promissory note executed in connection with the Loan in substantially the form of Exhibit C attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and reasonable attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind and description pursuant to or evidenced by the Loan Documents, whether due or to become due, now existing or hereafter arising, including all Lender’s Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Permitted Indebtedness” means and includes:

(a) (i) Indebtedness of Borrower to Lender under this Agreement and (ii) Indebtedness of Borrower under the Secured Loan Agreement;

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(b) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

(c) Indebtedness of Borrower existing on the date hereof and set forth on the Disclosure Schedule;

(d) intercompany Indebtedness owed by any Subsidiary to Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment and, in the case of such Indebtedness owed to Borrower, such Indebtedness shall be evidenced by one or more promissory notes;

(e) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (d) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.

(f) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(g) Indebtedness of Borrower secured by Liens permitted under clause (g) of the definition of Permitted Liens, up to an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) at any one time;

(h) to the extent constituting or that may constitute Indebtedness, any Equity Securities of Borrower outstanding as of the date hereof, including any preferred stock, warrants, options and other rights to acquire Borrower’s Equity Securities and any payments that may arise thereunder; and

(i) Indebtedness for deferred compensation to Borrower’s employees, including accrued vacation, in an aggregate amount not to exceed Four Hundred Thousand Dollars ($400,000).

“Permitted Investments” means and includes any of the following Investments:

(a) Deposits and deposit accounts with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

(b) Investments in marketable obligations issued or fully guaranteed by the United States, any state thereof or any agency thereof and maturing not more than one (1) year from the date of issuance;

(c) Investments in open market commercial paper rated at least “A1” or “P1” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

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(d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

(e) Investments by Borrower and Subsidiaries in their Subsidiaries outstanding on the date hereof;

(f) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g) Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the licensing of technology, intellectual property and/or product, the development of such technology, intellectual property and/or product or the providing of technical support, provided that any cash Investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year; and

(h) other Investments aggregating not in excess of One Hundred Thousand Dollars ($100,000) at any time.

“Permitted Licenses” means and includes (i) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (ii) exclusive licenses of Intellectual Property entered into in the ordinary course of business and applicable solely outside the United States, provided that such exclusive licenses could not result in a legal transfer of title of the licensed Intellectual Property and (iii) exclusive licenses of Intellectual Property entered into in the ordinary course of business that are exclusive as to the United States, to the extent consented to by Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

“Permitted Liens” means and includes:

(a) the Liens created by the Secured Loan Agreement;

(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof;

(c) Liens identified on the Disclosure Schedule;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

(e) leases or subleases of real property granted in the ordinary course of Borrower’s business, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business;

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(f) leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property;

(g) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower’s officers, directors or shareholders holding five percent (5%) or more of Borrower’s Equity Securities; and

(h) Liens in favor of financial institutions arising solely in connection with Borrower’s deposit or securities accounts held at such institutions.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Sanctions” means any economic or financial sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Scheduled Payment” has the meaning given such term in Section 2.2(a)(i) of this Agreement.

“Secured Loan Agreement” means that certain Amended and Restated Venture Loan and Security Agreement, dated as of March 21, 2018, among Molteni, Borrower, and the other lenders from time to time party thereto, as the same may be amended or modified from time to time in accordance with its terms.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

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1.2 Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement.

2. Loan; Repayment.

2.1 Loan.

(a) The Loan Amounts. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower the Loan on the Effective Date.

(b) The Loan and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on the Loan shall be evidenced by the Note issued to Lender.

(c) Use of Proceeds. The proceeds of the Loan shall be used solely for working capital or general corporate purposes of Borrower.

2.2 Payments.

(a) Scheduled Payment.

(i) Unless earlier converted into Conversion Shares in accordance with the terms of Section 2.5 hereof, the outstanding principal amount of the Loan together with all accrued interest thereon shall be due and payable in full on the Maturity Date (the “Scheduled Payment”).

(b) Payment of Interest. Interest shall accrue on the Loan at a per annum rate of interest equal to the Loan Rate. The Loan Rate shall be calculated using the LIBOR Rate then applicable to the Secured Loan Agreement. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

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(c) Application of Payments. All payments received by Lender prior to an Event of Default shall be applied as follows: (i) first, to Lender’s Expenses then due and owing; (ii) second, ratably, to the Scheduled Payment then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due).

(d) Late Payment Fee. Unless the Scheduled Payment is earlier converted into Conversion Shares in accordance with the terms of Section 2.5 hereof, Borrower shall pay to Lender a late payment fee equal to six percent (6%) of that portion, if any, of the Scheduled Payment which is not paid in full to Lender within two (2) Business Days of the Maturity Date.

(e) Default Rate. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or at the election of Lender), interest shall accrue on the aggregate outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

2.3 Other Payment Terms.

(a) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States. Unless earlier converted into Conversion Shares in accordance with the terms of Section 2.5 hereof, the Scheduled Payment payable by Borrower hereunder shall be made, in immediately available funds, not later than 3:00 p.m. New York time, on the Maturity Date via wire transfer or ACH as instructed by Lender from time to time.

(b) Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Taxes.

(i) Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if Borrower shall be required to deduct any taxes from such payments, then (A) except with respect to any taxes excluded from indemnified taxes pursuant to the proviso in Section 2.4(c)(ii) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4(c)) Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) Borrower shall make such deductions and (C) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

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(ii) Borrower shall indemnify Lender, within 10 days after written demand therefor, for the full amount of any taxes imposed or asserted directly on Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of Lender entering into this Agreement to the extent such taxes are paid by Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such indemnified taxes shall not include (1) income, branch profits or franchise taxes imposed on (or measured by) Lender’s net income by the jurisdiction, or any political subdivision thereof or taxing authority therein, under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located or in which it has a present or former connection, (2) any U.S. federal withholding taxes imposed on amounts payable to or for the account of Lender with respect to any applicable interest in the Loan pursuant to a law in effect on the date on which Lender acquires such interest in the Loan or such Lender changes its lending office, except in each case to the extent that, pursuant to this Section 2.4(c), amounts with respect to such taxes were payable either to Lender’s assignor immediately before such Lender became a party hereto or to Lender immediately before it changed its lending office, (3) any taxes attributable to Lender’s failure to comply with section 2.4(c)(iv), and (4) any withholding taxes imposed under FATCA. A certificate as to the amount of such payment or liability delivered to Borrower by any Lender shall be conclusive absent manifest error.

(iii) As soon as practicable after any payment of taxes by Borrower hereunder to a Governmental Authority, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(iv) If Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Lender shall deliver to Borrower, as reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(v) If Lender receives a refund in respect of taxes paid by Borrower pursuant to this Section 2.4(c), which in the reasonable discretion of such Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by Borrower in connection with such refunded taxes, to Borrower, net of all out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Borrower, upon the request of such Lender, shall repay to such Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (v), in no event will Lender be required to pay any amount to Borrower pursuant to this paragraph (v) the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

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2.4 Conversion.

(a) In the event that prior to the Maturity Date the European Medicines Agency issues marketing approval for Probuphine® (the date of such approval, the “Conversion Date”), then the outstanding principal amount of the Note together with all accrued but unpaid interest thereon shall automatically convert into fully paid and non-assessable shares (the “Conversion Shares”) of Borrower’s common stock, $.001 par value (the “Common Stock”) at a price per share equal to the lower of (i) the closing price of the Common Stock as reported by the Nasdaq Stock Market (the “Closing Price”) on the date hereof and (ii) the Closing Price on the Conversion Date (such price, the “Conversion Price”). Lender acknowledges, agrees and understands that as of the Conversion Date the Note shall be deemed converted and of no further force or effect.

(b) As soon as practicable after the Conversion Date, Borrower shall issue and deliver to Lender confirmation of the number of Conversion Shares that have been issued to Lender upon conversion of the Note. No fractional shares shall be issued upon conversion of the Note. If upon any conversion of the Note a fractional share of Borrower’s capital stock would otherwise result, then in lieu of such fraction Borrower shall pay the cash value of that fractional share calculated on the basis of the applicable Conversion Price.

(c) f at any time the number of Conversion Shares issuable upon conversion of the Note shall not be sufficient to effect the conversion of this Note, Borrower shall take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued capital stock or other securities issuable upon conversion of the Note as shall be sufficient for such purpose.

3. Conditions Precedent to Effectiveness of this Agreement. At the time of the execution and delivery of this Agreement, Lender shall have received, in form and substance reasonably satisfactory to Lender, all of the following (unless Lender has agreed to waive such condition or document):

(a) Loan Agreement. This Agreement duly executed by Borrower and Lender.

(b) Secretary’s Certificate. A certificate of the secretary or assistant secretary of Borrower, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws (or equivalent documents) of Borrower certified by Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

(c) Good Standing Certificates. A good standing certificate from Borrower’s state of organization and the state in which Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

(d) No Default. No Default or Event of Default has occurred under this Agreement or the other Loan Documents and is continuing or will exist immediately after giving effect to this Agreement.

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(e) Note. Borrower shall have duly executed and delivered the Note to Lender in the amount of the Loan.

(f) Closing Certificate. Borrower shall have duly executed and delivered to Lender the Closing Certificate.

4. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower represents and warrants as follows:

4.1 Organization and Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized and validly existing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed, except for such states as to which any failure to so qualify would not have a Material Adverse Effect.

4.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform its obligations in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower and Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Borrower and Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business.

4.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws, or any other organizational documents of Borrower or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority by which Borrower or any Subsidiary or any of their respective property or assets may be bound or affected or any material agreement or instrument to which Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

4.4 Authorization; Enforceability. The execution and delivery of this Agreement, the incurrence of the Loan, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which Borrower is a party or (b) the performance of Borrower’s obligations under any Loan Document. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

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4.5 Name; Location of Chief Executive Office, Principal Place of Business. Borrower has not done business under any name other than that specified on the signature page hereof. Borrower’s jurisdiction of incorporation, chief executive office, principal place of business are presently located in the state and at the address set forth on the cover page of this Agreement.

4.6 Litigation. There are no actions or proceedings pending by or against Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could have a Material Adverse Effect. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

4.7 Financial Statements. All financial statements relating to Borrower, any Subsidiary or any Affiliate that have been delivered by Borrower to Lender present fairly in all material respects Borrower’s Consolidated financial condition as of the date thereof and Borrower’s Consolidated results of operations for the period then ended.

4.8 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Lender (other than projections, forward-looking statements and other information of a general economic or industry nature, which projections, forward-looking statements and other information of a general economic or industry nature have been prepared by Borrower in good faith based upon assumptions believed by Borrower to be reasonable at the time) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement.

4.9 [Reserved].

4.10 Subsidiaries. Borrower has no Subsidiaries.

4.11 Capitalization. All issued and outstanding Equity Securities of Borrower are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

4.12 Catastrophic Events; Labor Disputes. None of Borrower, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

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4.13 Certain Agreements of Officers, Employees and Consultants.

(a) No Violation. To the knowledge of Borrower, no officer, employee or consultant of Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower’s knowledge, the continued employment of Borrower’s officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

(b) No Present Intention to Terminate. To the knowledge of Borrower, no officer of Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with Borrower.

4.14 No Plan Assets. Neither Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) neither Borrower nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

4.15 Sanctions, Etc. None of Borrower, any of its Subsidiaries or, to the knowledge of Borrower after due inquiry, any director, officer, employee, agent or Affiliate of Borrower or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (b) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of Borrower’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of Borrower, any Subsidiary or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law.

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4.16 Regulatory Compliance. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. Neither Borrower nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of the Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

4.17 Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of Borrower and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon Borrower, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by Borrower in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP. To the knowledge of Borrower, no tax return of Borrower or any Subsidiary is currently under an audit or examination, and Borrower has not received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. Borrower is not an “S corporation” within the meaning of Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

4.18 Anti-Terrorism Laws. Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as lender, underwriter, advisor, investor or otherwise). Lender hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws.

5. Affirmative Covenants. Borrower, until the full and complete payment of the Obligations, covenants and agrees that:

5.1 Good Standing. Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

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5.2 Government Compliance. Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

5.3 Financial Statements, Reports, Certificates. Without duplication of any such deliverables provided to Lender under the Secured Loan Agreement, Borrower shall deliver to Lender: (a) at the time of filing of Borrower’s Form 10-K with the U.S. Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) at the time of filing of Borrower’s Form 10-Q with the U.S. Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the Consolidated financial statements of Borrower filed with such Form 10-Q; and (c) as soon as available, but in any event within forty-five (45) days after the earlier of (i) the end of Borrower’s fiscal year or (ii) the date of Borrower’s board of directors’ adoption, Borrower’s operating budget and plan for the next fiscal year; and (d) such other financial information as Lender may reasonably request from time to time. In addition, without duplication of any such deliverables provided to Lender under the Secured Loan Agreement, Borrower shall deliver to Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders and (B) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more.

5.4 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

5.5 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower and each Subsidiary has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof. In addition, Borrower shall not change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.

5.6 Insurance. Borrower shall keep its business insured for risks and in amounts standard for companies in Borrower’s industry and location. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Lender. At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.

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5.7 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to make effective the purposes of this Agreement.

5.8 Subsidiaries. Borrower, upon Lender’s request, shall cause any Subsidiary to provide Lender with a guaranty of the Obligations.

5.9 Keeping of Books. Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and its Subsidiaries in accordance with GAAP.

6. Negative Covenants. Borrower, until the full and complete payment of the Obligations, covenants and agrees that Borrower shall not (and shall not allow any Subsidiary to):

6.1 Chief Executive Office. Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Lender.

6.2 Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens.

6.3 Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, Borrower may pay dividends payable solely in Borrower’s common stock.

6.4 Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person; provided that (a) any Subsidiary may merge into another Subsidiary and (b) any Subsidiary may merge into Borrower so long as Borrower is the surviving entity.

6.5 Change in Business or Ownership. (a) Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto or (b) issue in a private placement Equity Securities to venture capital investors that results in one or more of such investors holding twenty-five percent (25%) or more of Borrower’s ownership following such issuance unless Borrower identifies to Lender the venture capital investors prior to the execution of a definitive agreement and any such venture capital investors have cleared Lender’s “know your customer” checks.

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6.6 Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Borrower or (b) create a Subsidiary without providing at least 10 Business Days advance notice thereof to Lender and, if requested by Lender, such Subsidiary guarantees the Obligations on terms reasonably satisfactory to Lender.

6.7 Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

6.8 Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur or permit, to exist any Indebtedness except Permitted Indebtedness.

6.9 Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

6.10 Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), permit, or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

6.11 Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than non-exclusive licenses of Intellectual Property entered into in the ordinary course of business.

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7. Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Borrower under this Agreement:

7.1 Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) unless earlier converted into Conversion Shares in accordance with the terms of Section 2.5 hereof, the Scheduled Payment on the Maturity Date; or (b) any other portion of the Obligations within five (5) days after receipt of written notice from Lender that such payment is due.

7.2 Certain Covenant Defaults. If Borrower fails to perform any obligation arising under Sections 5.4 or 5.6, or violates any of the covenants contained in Section 6 of this Agreement.

7.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 7.1, 7.2 or 7.4 through 7.13), in any of the other Loan Documents and Borrower has failed to cure such default within thirty (30) days of the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default.

7.4 Material Adverse Change. If there occurs a material adverse change in Borrower’s business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lender.

7.5 Intentionally Omitted.

7.6 Seizure of Assets, Etc. (a) If any material portion of Borrower’s or any Subsidiary’s assets (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, (b) if Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s or any Subsidiary’s assets or (d) if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s or any Subsidiary’s assets by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower.

7.7 Service of Process. (a) The service of process upon Lender seeking to attach by a trustee or other process any funds of Borrower on deposit or otherwise held by Lender in excess of One Hundred Thousand Dollars ($100,000), (b) the delivery upon Lender of a notice of foreclosure by any Person seeking to attach or foreclose on any funds of Borrower on deposit or otherwise held by Lender in excess of One Hundred Thousand Dollars ($100,000) or (c) the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower’s deposit accounts or accounts holding securities by any Person (other than Lender) seeking to foreclose or attach any such accounts or securities.

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7.8 Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of Borrower or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist under any financing agreement with Lender or any of its Affiliates.

7.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of ten (10) days or more except for those that are fully covered by a reputable and financially sound insurer.

7.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Lender by Borrower or any officer, employee, agent, or director of Borrower.

7.11 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

7.12 Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

7.13 Voluntary Insolvency Proceeding. If Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts for borrowed money as they become due or (f) take any corporate action in furtherance of any of the foregoing.

8. Lender’s Rights and Remedies.

8.1 Rights and Remedies. Upon the occurrence and during the continuance of any Default or Event of Default, Lender may, by written notice and demand to Borrower, declare all Obligations, including (i) any accrued and unpaid interest, (ii) the unpaid principal balance of the Loan and (iii) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 7.12 or 7.13 all Obligations shall become immediately due and payable without any action by Lender).

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8.2 Set Off Right. Lender may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of Borrower or any other assets of Borrower in its possession or control.

8.3 Lender’s Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may, without duplication of any such action taken under the Secured Loan Agreement, do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 5.6 of this Agreement, and take any action with respect to such policies as Lender may deem prudent. Any amounts paid or deposited by Lender shall constitute Lender’s Expenses, shall be immediately due and payable and shall bear interest at the Default Rate. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including Lender’s Expenses, incurred by Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

8.4 Remedies Cumulative; Independent Nature of Lender’s Rights. Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided by law, or in equity. No failure on the part of Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of Borrower to Lender shall be enforced by Lender in accordance with the terms of this Agreement and the other Loan Documents.

9. Waivers; Indemnification.

9.1 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

9.2 Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

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(a) General Indemnity. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including Lender’s Expenses and reasonable fees and expenses of counsel for Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any “work-out” in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Lender and its successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower’s property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loan or otherwise, the falsity of any representation or warranty of Borrower or Borrower’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (ii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, Borrower shall not indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender’s written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 9.2(a). Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender’s written consent thereto, which consent shall not be unreasonably withheld. For the avoidance of doubt, tax claims are governed by Section 2.4(c) and this Section 9.2(a) shall not apply with respect to taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim.

(b) Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

(c) Survival; Defense. The obligations in this Section 9.2 shall survive payment of all other Obligations pursuant to Section 11.8. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 9.2 shall be paid within thirty (30) days after written demand.

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10. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower or to Lender, as the case may be, at their respective addresses set forth below:

If to Borrower:	Titan Pharmaceuticals, Inc. 400 Oyster Point Blvd., Suite 505 South San Francisco, CA 94080 Attention: Chief Executive Officer Fax: (650) 244-4956 Ph: (650) 244-4990
If to Molteni:	L. Molteni & C. dei F.lli Alitti Società di Esercizio S.p.A. Strada Statale 67 Frazione Granatieri Scandicci (Florence), Italy Attention: Giuseppe Seghi Recli Fax No.: +39 055 720057

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Fax No.: 212 728 9968

Attn: Mark A. Cognetti, Esq. and David Tarr

Studio Legale Delfino e Associati

Willkie Farr & Gallagher LLP

Via Michele Barozzi, 2

20122 Milan

Attn: Maurizio Delfino

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. General Provisions.

11.1 Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld, as applicable, in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, assign, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder. Lender may disclose the Loan Documents and any other financial or other information relating to Borrower to any potential participant or assignee of the Loan; provided that such participant or assignee agrees for the benefit of Borrower to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

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11.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

11.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.4 Entire Agreement; Construction; Amendments and Waivers.

(a) Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement between Borrower and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

(b) Construction. This Agreement is the result of negotiations between and has been reviewed by each of Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. Borrower and Lender agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower’s or Lender’s actual intentions.

(c) Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents and any and all amendments and modifications of this Agreement or of any of the other Loan Documents, in each case, shall not be effective without the written consent of Lender and Borrower; provided that no such discharge, waiver, consent, amendment or modification under this Agreement or any other Loan Document shall: (i) reduce the principal of, or rate of interest specified herein on, the Loan, without the written consent of Lender directly and adversely affected thereby, (ii) postpone any date scheduled for any payment of principal of, or interest (including for the avoidance of doubt, the Maturity Date) on, the Loan, or reduce the amount of, waive or excuse any such payment, without the written consent of Lender directly and adversely affected thereby. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 11.4 shall be binding upon Lender and on Borrower.

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11.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lender, notwithstanding any investigation by Lender.

11.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

11.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

11.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 9.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

12. Relationship of Parties. Borrower and Lender acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Lender, on the other, is, and at all times shall remain solely that of a borrower and lender. Lender shall not, under any circumstances, be construed to be a partner or a joint venturer of Borrower or any of its Affiliates; nor shall Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to Borrower or any of its Affiliates. Lender undertakes or assumes no responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

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13. Confidentiality. All information (other than periodic reports filed by Borrower with the U.S. Securities and Exchange Commission and information otherwise publicly disclosed by Borrower) disclosed by Borrower or its representatives to Lender or its representatives, whether furnished before or after the date hereof and regardless of the manner in which such information is furnished (including disclosures through inspection pursuant to this Agreement and the other Loan Documents) shall be considered confidential if it is marked confidential or designated, in writing, as confidential, or if either Lender knows that such information is material non-public information, including, without limitation, financial information and information regarding Borrower’s existing and prospective relationships and transactions with third parties (such information, collectively, the “Confidential Information”). Lender agree to use the same degree of care to safeguard and prevent disclosure of such Confidential Information as Lender use with their own confidential information, but in any event no less than a reasonable degree of care. No Lender shall disclose such Confidential Information to any third party (other than (a) to Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (b) to Lender’s subsidiaries and affiliates, (c) on a confidential basis, to any rating agency, (d) to prospective transferees and purchasers of the Loan or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, Borrower, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (e) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by Borrower or its representatives under this Agreement, (ii) becomes known to the public through no fault of Lender, (iii) is disclosed to Lender on a non-confidential basis by a third party or (iv) is independently developed by Lender. Notwithstanding the foregoing, Lender’s agreement of confidentiality shall not apply in connection with any enforcement or Lender’s rights and remedies under this Agreement following an Event of Default.

14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BORROWER, LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

15. Nature of Obligations.

Notwithstanding anything to the contrary contained herein or in the Secured Loan Agreement, Lender acknowledges agrees that the Obligations hereunder are unsecured obligations and are not secured by the lien granted to the Lenders under and as defined in the Secured Loan Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer

[SIGNATURE PAGE TO UNSECURED CONVERTIBLE LOAN AGREEMENT]

LENDER:

L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A.

By:	/s/ Guiseppe Seghi RECLI
Name:	/s/ Guiseppe Seghi RECLI
Title:	Managing Director

[SIGNATURE PAGE TO UNSECURED CONVERTIBLE LOAN AGREEMENT]

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Disclosure Schedule
Exhibit B	Closing Certificate
Exhibit C	Form of Note

EXHIBIT A

DISCLOSURE SCHEDULE

(Provided separately and will be inserted upon completion.)

EXHIBIT B

CLOSING CERTIFICATE

The undersigned, being the duly elected and acting Sunil Bhonsle, Chief Executive Officer of TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), does hereby certify to L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A. (“Molteni or “Lender”) in connection with that certain Unsecured Convertible Loan Agreement dated as of the date hereof by and among Borrower and Lender (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct as of the date hereof.

2. No Default or Event of Default has occurred under the Loan Agreement or the other Loan Documents and is continuing or will exist immediately after giving effect to Loan Agreement.

3. Borrower is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of the Borrower, whether or not arising from transactions in the ordinary course of business, has occurred since September 12, 2018.

Dated: September 18, 2018

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer

(Signature page to Closing Certificate)

EXHIBIT C

UNSECURED PROMISSORY NOTE

EUR 550,000	Dated as of: September 18, 2018

FOR VALUE RECEIVED, the undersigned, TITAN PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to L. MOLTENI & C. DEI F.LLI ALITTI SOCIETÀ DI ESERCIZIO S.P.A., a company organized and existing under the laws of Italy (“Lender”) the principal amount of Five Hundred Fifty Thousand and 00/100 Euros EUR 550,000) or such lesser amount as shall equal the outstanding principal balance of the Loan (the “Loan”) made to Borrower by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If not sooner paid or converted into Conversion Shares in accordance with Section 2.5 of the Loan Agreement, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on the Maturity Date.

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Unsecured Convertible Loan Agreement dated as of the date hereof (the “Loan Agreement”), between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of an unsecured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid.

This Note and the obligations of Borrower to repay the unpaid principal amount of the Loan and all other amounts due Lender under the Loan Agreement is unsecured.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

On the Conversion Date (as defined in Section 2.5 of the Loan Agreement), the outstanding principal amount and all accrued and unpaid interest under this Note shall be automatically converted into Conversion Shares in accordance with the terms of and as defined in Section 2.5 of the Loan Agreement and such conversion shall be deemed to be a payment made under this Note.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning acceleration and other material terms affecting this Note.

This Note shall be governed by and construed under the laws of the State of New York. Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of New York.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Title:	Chief Executive Officer

(Signature page to Promissory Note)